UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2011

American Realty Capital Healthcare Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-169075	27-3306391

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

University of Wisconsin Medical Center

On May 18, 2011, the Board of Directors of American Realty Capital Healthcare Trust, Inc. (the “Company”) ratified the Company’s entry, through its sponsor, American Realty Capital V, LLC (the “Sponsor”), into a purchase and sale agreement to acquire one free-standing fee simple clinical outpatient building leased to the University of Wisconsin Medical Foundation (“UWMF”) located in Monona, Wisconsin on May 5, 2011.  UWMF is a subsidiary of University of Wisconsin Medical System. The builder and seller of the property is Yahara Creek, LLC.

Pursuant to the terms of the purchase and sale agreement, the Company’s obligation to close upon the acquisition is subject to its satisfactory completion of a due diligence review of the property. The purchase and sale agreement contains customary representations and warranties by the seller.

The purchase price of the property is $9.3 million at a capitalization rate of 7.82% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the purchase price).  The Company intends to fund fifty percent of the purchase price with proceeds from its ongoing initial public offering and the remaining fifty percent with a first mortgage loan from a lender yet to be identified at an estimated fifty percent loan-to-value. There is no assurance that the Company will be able to secure financing on terms that it deems favorable or at all.

The building is currently under construction with an anticipated completion date in September 2011. The building will contain 32,000 square feet of gross leasable area. The property will serve as clinical outpatient facility that provides services such as x-rays, mammography, health and nutrition education and physical therapy to patients.

The property will be 100% leased to UWMF. The lease will have a ten year term with fixed annual rental escalations of 2.0%. The Company anticipates that that occupancy of the property will occur in September 2011. The lease will be double net whereby the Company will be responsible for maintaining the roof and structure of the building and UWMF is required to pay substantially all other operating expenses, in addition to base rent. The lease will not contain a renewal option. The total annual rent for the initial lease term will be approximately $675,000.

Reliant Rehabilitation Hospital

On May 18, 2011, the Board of Directors of the Company ratified the Company’s entry, through its Sponsor, into a purchase and sale agreement to acquire one free-standing fee simple rehabilitation hospital located in Bedford, Texas on May 4, 2011. The tenant of the property is Reliant Healthcare Partners, LLC (“Reliant Healthcare Partners”). The seller is Bedford Hospital Partners, L.P. Reliant Healthcare Partners is an operating joint venture between Nautic Partners, LLC, a private equity firm, and a physician group. Nautic Partners, LLC and the physician group own 74% and 26% of Reliant Healthcare Partners, respectively.

Pursuant to the terms of the purchase and sale agreement, the Company’s obligation to close upon the acquisition is subject to the Company’s satisfactory completion of a due diligence review of the property. The purchase and sale agreement contains customary representations and warranties by the seller.

The purchase price of the property is $32.3 million at a capitalization rate of 10.20% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the purchase price). The Company intends to fund sixty percent of the purchase price with proceeds from the Company’s ongoing initial public offering and the remainder with a first mortgage loan from a lender yet to be identified at an estimated forty percent loan-to-value. There is no assurance that the Company will be able to secure financing on terms that it deems favorable or at all.

The property contains 65,141 square feet of gross leasable area and 60 beds. The property is a clinical inpatient facility that provides nurse and therapy staff, ancillary services and supplies to treat patients who require intensive rehabilitative care generally after receiving treatment or service at an acute care hospital.

The property is 100% leased to Reliant Healthcare Partners. The lease has a twenty year term, commenced upon completion of the construction of the hospital and expires on October 23, 2030. The Company estimates that it will close on the acquisition in September 2011, at which time 19.1 years will remain on the lease. The lease contains 2.0% fixed annual rental escalations during the primary term and two renewal options of ten years each at market rates. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The total annual rent for the initial lease term will be approximately $2.7 million increasing on October 24, 2011.

Texarkana Surgery Center

On May 18, 2011, the Board of Directors of the Company ratified the Company’s entry, through its Sponsor, into a purchase and sale agreement to acquire one free-standing fee simple ambulatory surgery center in Texarkana, Texas on April 14, 2011. The tenant of the property will be Texarkana Surgery Center, L.P. (“Texarkana Surgery”), which is an operating joint venture between Symbion, Inc. (“Symbion”) and a 23-member physician group. The physician group and Symbion own 42% and 58% of Texarkana Surgery, respectively. The seller of the property is Westminster Texarkana, L.P.

Pursuant to the terms of the purchase and sale agreement, the Company’s obligation to close upon the acquisition is subject to the Company’s satisfactory completion of a due diligence review of the property. The purchase and sale agreement contains customary representations and warranties by the seller.

The purchase price of the property is $4.5 million at a capitalization rate of 9.42% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the purchase price). The Company intends to fund one hundred percent of the purchase price with proceeds from its ongoing initial public offering. The Company may finance the acquisition post-closing, however there is no assurance that the Company will be able to secure financing on terms that it deems favorable or at all.

The property contains 17,500 rentable square feet which includes four operating rooms, a pre-op holding area, a recovery room, an x-ray room and a minor procedure room. The property was completed as a build-to-suit facility for the physicians in 1995 that later formed Texarkana Surgery with Symbion in 2000.

The property is 100% leased to Texarkana Surgery. The lease has a ten year term and expires on April 30, 2021. The Company estimates that it will close on the acquisition in June 2011 at which time 9.8 years will remain on the lease. The lease contains 2.0% fixed annual rental escalations during the primary term and one renewal option of five years.  The lease is double net whereby the Company is responsible for maintaining the roof and structure of the building and Texarkana Surgery is required to pay substantially all other operating expenses, in addition to base rent. The total annual rent for the initial lease term will be approximately $393,000.

Item 8.01. Other Events

On May 23, 2011, the Company issued a press release announcing that it had entered into purchase and sale agreements to acquire the University of Wisconsin Medical Center, the Reliant Rehabilitation Hospital and the Texarkana Surgery Center described under Item 1.01 of this Current Report on Form 8-K.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated May 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Date: May 24, 2011	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors